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                                                                      EXHIBIT 6

                 [PROVIDENTMUTUAL LIFE AND ANNUITY LETTERHEAD]


                                                    April 28, 1997


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Gentlemen:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 33-83138) for the Providentmutual Variable Life Separate Account.

                                        Very truly yours,


                                        /s/ Scott V. Carney
                                        ------------------------------------
                                            Scott V. Carney, FSA, MAAA
                                            Vice President & Actuary